Exhibit 10.4

AMENDED AND RESTATED
PLACEMENT AGENCY AGREEMENT

February 12, 2012

Rodman & Renshaw, LLC
1251 Avenue of the Americas
20th Floor
New York, New York 10020

Gentlemen:

ADMA Biologics, Inc., a Delaware corporation (together with its predecessors and successors after giving effect to the Offering and the Merger (as such terms are defined herein), the “Company”) hereby confirms its agreement with Rodman & Renshaw, LLC, a Delaware limited liability company (the “Placement Agent”), as set forth herein (this “Agreement”).

1.           Offerings.

(a)           The Company will offer for sale through the Placement Agent, as the exclusive agent for the Company, and its respective selected dealers (the “Offering”) a minimum of $17.5 million worth of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).  The shares Common Stock sold in the Offering are referred to herein as the “Shares” and shall be deemed to include any securities issued in the Merger (as defined below) in exchange therefor.

(b)           Placement of the Shares by the Placement Agent will be made on a reasonable best efforts basis.  The Shares will be offered to potential subscribers (the “Investors”), which may include related parties of the Placement Agent or the Company.  The Placement Agent shall only tender to, and the Company shall only accept subscriptions from and sell Shares to, persons or entities that qualify as (or are reasonably believed to be) “accredited investors,” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

(c)           The Offering commenced on or about November 17, 2011 (the “Commencement Date”) and will end on the earliest to occur of the following: (i) the date on which the Offering is consummated (the “Offering Closing Date”); (ii) February 13, 2012, or March 14, 2012 if the Offering is extended by the mutual agreement of the Company and the Placement Agent; and (iii) the date the Offering is terminated pursuant to Section 8 hereof.  The date on which the Offering ends is referred to herein as the “Termination Date”.  The period beginning on the Commencement Date and ending on the Termination Date is referred to in this Agreement as the “Offering Period.”

(d)           The Offering will be made by the Placement Agent on behalf of the Company solely pursuant to a Confidential Private Placement Offering Memorandum, dated February 8, 2012, which will be supplemented by a Confidential Private Placement Offering Memorandum Supplement, dated as of the Offering Closing Date,  to reflect the final terms of the Offering (collectively, the “Memorandum”) to be prepared by the Company, which at all times will be in form and substance acceptable to the Placement Agent and its counsel and contain such legends and other information as the Placement Agent and its counsel may, from time to time, deem necessary and desirable to be set forth therein, including, but not limited to, forms of a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Shares will be issued, and an Investor Questionnaire and other subscription documents to be executed and delivered by the Investors (collectively, the “Subscription Documents.”)

2.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Placement Agent that each of the representations and warranties contained in this Section 2 is true in all respects as of the date hereof and will be true in all material respects as of the Offering Closing Date, except for those representations and warranties that specifically are qualified by materiality, which shall be true and correct in all respects:

(a)           The Shares will be offered and sold pursuant to the registration exemption provided by Section 4(2) and/or Section 4(6) of the Act or pursuant to Regulation D as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those United States jurisdictions in which the Placement Agent notifies the Company that the Shares are being or will be offered for sale.  The Company has not taken and it will not take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offerings, the exemption(s) from registration available pursuant to Section 4(2) and/or Section 4(6) of the Act or Regulation D promulgated thereunder and knows of no reason why it would not qualify for any such exemption.  Neither the Company nor its affiliates has been subject to any order, judgment or decree of any court or governmental authority of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D.

(b)           The Memorandum has been diligently prepared by the Company, at its sole cost, in conformity with all applicable laws and all applicable rules and regulations (collectively, the “Regulations”) of the Securities and Exchange Commission (the “SEC”) relating to the Offering, including without limitation Regulation D, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Securities will be and have been offered and sold.  The Memorandum describes all material aspects, including material risks, of an investment in the Company.  The Memorandum does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  There is no fact that the Company has not disclosed in the Memorandum and of which the Company is aware that materially and adversely affects or could reasonably be expected to materially and adversely affect the business prospects, financial condition, operations, or assets of the Company.  None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the Offering contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading, as of their respective dates.

(c)           The Company has or will have prior to the Offering Closing Date, as applicable, all requisite power and authority (corporate and other) to: (i) conduct its business as presently conducted and as proposed to be conducted after the Offering; (ii) enter into and perform its obligations under (A) this Agreement, (B) Securities Purchase Agreement, (C) the proposed Agreement and Plan of Merger (the “Merger Agreement”); (D) the Escrow Agreement (as defined in Section 4(b) below) and (E) the Placement Agent Warrants (as described in Section 3(e) below); and (iii) issue, sell and deliver the Shares and the Placement Agent Warrants and the Placement Agent Warrant Shares (as defined in Section 3(g) below).  Collectively, this Agreement, the Subscription Documents, the Merger Agreement, the Registration Rights Agreement, the Escrow Agreement, certificates evidencing the Shares, the Placement Agent Warrants and certificates evidencing the Placement Agent Warrant Shares are referred to in this Agreement as the “Transaction Documents.”  The execution and delivery of each of the Transaction Documents have been duly authorized by the necessary corporate action.  This Agreement has been duly executed and delivered and constitutes, and the remaining Transaction Documents, upon due execution and delivery, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (x) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (y) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(d)           Neither the (i) execution and delivery of, or performance by the Company under, any of the Transaction Documents nor (ii) consummation of the transactions contemplated by any of the Transaction Documents conflicts with or violates, or will result in the creation or imposition of any lien, charge or other encumbrance upon any of the assets of the Company under, any agreement or other instrument to which the Company is a party or by which the Company or its assets may be bound, any term of the Company’s certificate of incorporation or bylaws or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets.

(e)           Upon their issuance, the Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares will have been duly authorized for issuance and sale by all corporate action and when issued and paid for in accordance with their respective terms will be validly issued and fully paid and nonassessable.

(f)           No consent, authorization or filing of or with any court or governmental authority is required in connection with the issuance of the Shares, the Placement Agent Warrants or the Placement Agent Warrant Shares or the consummation of the transactions contemplated by this Agreement, except for required filings with the SEC and applicable “Blue Sky” or state securities commissions relating specifically to the Offerings (all of which will be duly made on a timely basis).

(g)           The Company is not obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with either of the Offering or the Merger and the Company agrees to indemnify the Placement Agent from any such claim made by any other person.  The Company has not offered for sale or solicited offers to purchase the Shares except for negotiations with the Placement Agent other than with respect to the agreements that may be executed by and between the Placement Agent and certain other registered broker-dealers introduced by the Company to the Placement Agent.  Except as set forth in the Memorandum, no other person has any right to participate in any offer, sale or distribution of the Company’s securities to which the Placement Agent’s rights, described herein, shall apply.

(h)           The representations and warranties of the Company set forth in the Securities Purchase Agreement, as qualified by any schedules thereto, are true and correct, as of the date of such Agreement.

3.           Placement Agent Appointment and Compensation.

(a)           The Company hereby appoints the Placement Agent as its exclusive agent in connection with the Offering.  The Company acknowledges that the Placement Agent may appoint one or more co-agents and use selected dealers and sub-agents to fulfill its agency hereunder provided that such co-agents, dealers and sub-agents are compensated solely by the Placement Agent.  The Company has not and will not make, or permit to be made, any offers or sales of the Shares other than through the Placement Agent without the Placement Agent’s prior written consent.  The Placement Agent has no obligation to purchase any of the Shares.  The agency of the Placement Agent hereunder shall continue until the Termination Date.

(b)           In connection with the Offering, the Company will cause to be delivered to the Placement Agent copies of the Memorandum and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws, and hereby authorizes the Placement Agent and its co-agents, sub-agents, employees and selected dealers to use the Memorandum in connection with the sale of the Shares until the Termination Date, and no other person or entity is or will be authorized to give any information or make any representations other than those contained in the Memorandum or use any offering materials other than those contained in the Memorandum in connection with the sale of the Shares.  The Company will provide at its own expense such quantities of the Memorandum and other documents and instruments relating to the Offering as the Placement Agent may reasonably request.

(c)           The Company will cooperate with the Placement Agent by making available to its representatives such information as may be requested in making a reasonable investigation of the Company and its affairs and shall provide access to such employees as shall be reasonably requested.  Prior to the closing of the Offering, if requested by the Placement Agent, the Company shall provide, at its own expense, credit or similar reports on such key management persons as the Placement Agent shall reasonably request.

(d)           At the closing of the Offering, the Company shall (i) pay to the Placement Agent (A) a cash placement fee equal to seven percent (7%) of the aggregate gross proceeds to the Company from the sale of Shares in the Offering (the “Placement Agent Fee”), and (ii) sell to the Placement Agent or its designees, for nominal consideration, warrants, substantially in the form annexed hereto as Exhibit A (the “Placement Agent Warrants”), to purchase such number of shares of the Company’s Common Stock as shall equal seven percent (7%) of the aggregate number of Shares sold in the Offering at price per share equal to the per share price at which the Shares are  sold in the Offering.  The Placement Agent Warrants will not be exercisable until 180 days following the Offering Closing Date.  Notwithstanding anything contained in this Section  3(d) to the contrary, (i) no Placement Agent Fee shall be payable and no Placement Agent Warrants shall be issued with respect to any Shares purchased by Aisling Capital II, L.P., Hariden LLC and Maggro LLC, whether purchased for cash or in exchange for the Company’s promissory notes that they hold.

(e)           In the Merger, the Placement Agent Warrants will be exchanged for identical warrants to purchase the securities issued in exchange for the Shares.

(f)           The shares of capital stock issuable upon exercise of the Placement Agent Warrants, whether before or after the Merger, are referred to herein as the “Placement Agent Warrant Shares.”

4.           Subscription and Closing Procedures.

(a)           Each prospective Investor will be required to complete and execute two (2) original omnibus signature pages for the Securities Purchase Agreement, which will be forwarded or delivered to the Placement Agent at the Placement Agent’s offices at the address set forth in Section 10 hereof, together with executed copies of all other documents contemplated by such Securities Purchase Agreement, any other documents reasonably requested by the Company, and such prospective purchaser’s check, wire transfer or other good funds in the full amount of the aggregate purchase price for the Shares desired to be purchased.

(b)           All funds for subscriptions received from the Offering will be promptly forwarded by the Placement Agent or the Company, if received by it, to and deposited into non-interest bearing escrow account (the “Escrow Account”) established for such purpose with Signature Bank (the “Escrow Agent”).  All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of the Escrow Agreement among the Company, the Placement Agent, and the Escrow Agent.  The Company will pay all fees related to the establishment and maintenance of the Escrow Account, regardless of whether a closing occurs hereunder. The Company, or the Placement Agent on the Company’s behalf (any such acceptance by the Placement Agent on the Company’s behalf to be subject to such guidelines as shall be agreed upon by the Placement Agent and the Company) will either accept or reject the applicable Securities Purchase Agreement in a timely fashion and at the closing of the Offering will countersign the Securities Purchase Agreement and provide duplicate copies of such Agreements to the Placement Agent for delivery to the Investors.  The Company will give written notice to the Placement Agent of its acceptance or rejection of each subscription.  The Company, or the Placement Agent on the Company’s behalf, will promptly return to prospective purchasers of Shares incomplete, improperly completed, improperly executed and rejected Securities Purchase Agreements and give written notice thereof to the Placement Agent upon such return.

(c)           The closing of the Offering shall take place within ten (10) days of acceptance of complete and valid subscriptions for not less than $17.5 million worth of Shares (the “Minimum Amount”) and all of the conditions set forth elsewhere in this Agreement and the Securities Purchase Agreement are fulfilled.  For purposes of determining whether the Company has received subscriptions for the Minimum Amount, there shall be taken into account the aggregate outstanding principal amount and accrued and unpaid interest on the Company’s outstanding 10% senior secured promissory notes due March 31, 2012 (the “Notes”) that the holders thereof have agreed to exchange for Shares so long as such holders have executed and delivered the Subscription Documents and delivered such Notes in escrow to SNR Denton US LLP.  Delivery of payment for the accepted subscriptions from the funds held in the Escrow Account will be made by wire transfer from the Escrow Agent to the Company at closing, net of the Placement Agent Fee and the Expense Reimbursement Amount (as defined in Section 5(i) below), against delivery by the Company of the Shares being sold.  At or prior to the closing of the Offering, the Company and the Placement Agent shall deliver irrevocable written instructions to the Escrow Agent to disburse the funds held in the Escrow Account as follows:  (i) the Expense Reimbursement Amount shall be delivered at the closing of the Offering as set forth in such instructions; (ii) 50% of the Placement Agent Fee due to the Placement Agent in connection with the Offering shall be delivered to the Placement Agent at the closing of the Offering; (iii) 50% of the Placement Agent Fee due to the Placement Agent in connection with the Offering shall be held in the Escrow Account and delivered to the Placement Agent no later than September 30, 2012; and (v) the balance of the funds in the Escrow Account shall be delivered to the Company at the closing of the Offering.  In addition, at the closing of the Offering, the Company shall deliver the Placement Agent Warrants to the Placement Agent.  The Shares and the Placement Agent Warrants will be in such authorized denominations and issued in such names as the Placement Agent may request on or before the second full business day prior to the Closing Date.

(d)           If Securities Purchase Agreements for the Minimum Amount have not been received and accepted by the Company on or before the Termination Date for any reason, the Offering will be terminated no Shares will be sold, and the Escrow Agent will, at the request of the Placement Agent, cause all monies received from prospective Investors of Shares to be promptly returned to such subscribers without interest or offset.

5.           Covenants.  The Company hereby covenants and agrees that:

(a)           Except with the prior written consent of the Placement Agent (which consent shall not be unreasonably withheld), the Company shall not, at any time prior to the Termination Date, take any action that would cause any of the representations and warranties made by it in this Agreement not to be complete and true and correct on and as of the Offering Closing Date with the same force and effect as if such representations and warranties had been made on and as of each such date (except with respect to representations or warranties made as of a specific date, which shall be true and correct as of such date).

(b)           If, at any time prior to the closing of the Offering, any event shall occur that does or may materially affect the Company or as a result of which it might become necessary to amend or supplement the Memorandum so that the representations and warranties herein remain true, or in case it shall, in the reasonable opinion of counsel to the Placement Agent, be necessary to amend or supplement the Memorandum to comply with Regulation D or any other applicable federal or state securities laws or regulations, the Company will promptly notify the Placement Agent and shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements in such quantities as the Placement Agent may reasonably request.  The Company will not at any time, whether before or after the closing of the Offering, prepare or use any amendment or supplement to the Memorandum of which the Placement Agent will not previously have been advised and furnished with a copy, or to which the Placement Agent or its counsel will have reasonably objected in writing or orally (confirmed in writing within 24 hours), or which is not in compliance in all material respects with the Act, the Regulations and other applicable securities laws.  As soon as the Company is advised thereof, the Company will advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Memorandum, or the suspension of the qualification or registration of the Shares for offering or the suspension of any exemption for such qualification or registration of the Shares for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its reasonable best efforts to prevent the issuance of any such order, judgment or decree, and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(c)           The Company, at its own cost and expense, shall comply in all material respects with the Act, the Regulations, the Securities and Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Shares are to be offered and in which the Company’s counsel has advised the Placement Agent that the Shares are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Shares, and will file with the SEC, and shall promptly thereafter forward to the Placement Agent, any and all reports on Form D as are required.

(d)           The Company, at its own cost and expense, shall use its reasonable best efforts to qualify the Shares for sale (or seek exemption therefrom) under the securities laws of such jurisdictions in the United States as may be mutually agreed to by the Company and the Placement Agent, and the Company will, through its counsel, make such applications and furnish information as may be required for such purposes.  The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request.

(e)           The Company shall place a legend on the certificates representing any of the Shares stating that the securities evidenced thereby have not been registered under the Act or applicable state securities laws and setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

(f)           The Company shall apply the net proceeds from the sale of the Shares for such purposes as are described in the Securities Purchase Agreement and the Memorandum, respectively.  Except as shall be specifically set forth in the Memorandum or as approved by the board of directors of the Company, the net proceeds of the Offering shall not be used to repay indebtedness to officers, directors or stockholders of the Company without the prior written consent of the Placement Agent.

(g)           During the Offering Period, the Company shall:

(i)           Furnish Placement Agent with such written information as Placement Agent reasonably requests in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, Placement Agent will use and rely entirely upon such information as well as publicly available information regarding the Company and that Placement Agent does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to the Offerings, including, without limitation, any financial information, forecasts or projections considered by Placement Agent in connection with the provision of its services.

(ii)           Make available for review by prospective purchasers of Shares during normal business hours at the Company’s offices, upon their request, copies of all material agreements to which the Company is a party and shall afford each prospective Investor the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Memorandum to the extent it possesses such information or can acquire it without unreasonable expense, provided that such disclosure shall not violate any obligation or desire on the part of the Company to maintain the confidentiality of such agreements or information or to protect any of its intellectual property.

(h)           Except with the prior written consent of the Placement Agent (which shall not be unreasonably withheld) or as set forth in the Memorandum, the Company shall not, at any time prior to the Termination Date, engage in or commit to engage in any transaction outside the ordinary course of business, including without limitation the incurrence of material indebtedness, materially change its business or operations as described in the Memorandum, or issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities except as shall be contemplated by the Memorandum.

(i)           Whether or not the Offering is consummated, or this Agreement is terminated, the Company hereby agrees to pay all fees, costs and expenses incident hereto and to the Offering, including, without limitation, those in connection with (i) preparing, printing, duplicating, filing, distributing and binding the Memorandum and any and all amendments and/or supplements thereto and any and all agreements, contracts and other documents related hereto and thereto; (ii) the creation, authorization, issuance, transfer and delivery of any of the Shares as well as any securities issued in the Merger in exchange for the Common Stock or any other securities of the Company, including, without limitation, fees and expenses of any transfer agent or registrar; (iii) the fees and expenses of the Escrow Agent; and (iv) all fees and expenses of legal, accounting and other advisers to the Company.  In addition, whether or not the Offering is consummated, the Company agrees to reimburse the Placement Agent for all reasonable travel and other out-of-pocket expenses incurred by it in connection with the Offering (including, but not limited to, reasonable fees and expenses of the Placement Agent’s counsel); provided, however, the Company’s obligation to reimburse the Placement Agent for its expenses shall be limited to $100,000 unless the Company has provided its prior written approval that the Placement Agent may exceed such amount (the “Expense Reimbursement Amount”).  Such payment shall be made at the closing of the Offering or, if the Offering is terminated prior to closing, within five (5) business of the Company’s receipt of a written invoice for such amount.

(j)           Until Termination Date, neither the Company nor any person or entity acting on its behalf will negotiate or enter into any agreement with any other placement agent or underwriter with respect to a private or public offering of the Company’s or any subsidiary’s debt or equity securities.  Neither the Company nor anyone acting on its behalf will, until the Termination Date, without the prior written consent of the Placement Agent, offer for sale to, or solicit offers to subscribe for the Shares or any other securities of the Company from, or otherwise approach or negotiate in respect thereof with, any other person.

(k)           The Company shall use its best efforts to cause Pubco (as defined below) to register for resale the shares of Pubco Common Stock (as defined below) issued in the Merger as well as the shares of Pubco Common Stock issuable upon exercise of the warrants to be issued in the Merger in exchange for the Placement Agent Warrants and, in connection therewith, the Placement Agent and/or its designees shall be entitled to all of rights and benefits, and subject to all of the duties and obligations, of a holder of shares of Pubco Common Stock  as if it were a party to any Registration Rights Agreement between Pubco and the Investors.

(l)           The Placement Agent shall be entitled to a cash fee and warrants, calculated in a manner consistent with Section 3(d) above, with respect to any subsequent public or private offering or other financing or capital-raising transaction of any kind (“Subsequent Financing”) to the extent that such financing or capital is provided to the Company, or to any Affiliate (as defined below) of the Company, by investors whom the Placement Agent has introduced, directly or indirectly to the Company at any time on or before the Termination Date, as set forth on Schedule I hereto as it may be amended from time to time upon the mutual agreement of the Placement Agent and the Company (which agreement may be in the form of an electronic mail exchange), if such Subsequent Financing is consummated at any time within the six-month period following the Termination Date (the “Tail Period”).  An “Affiliate” of an entity shall mean any individual or entity controlling, controlled by or under common control with such entity and any officer, director, employee, stockholder, partner, member or agent of such entity. For the avoidance of doubt, the exercise by the Placement Agent of all or a portion of the Placement Agent Warrants shall not constitute a Subsequent Financing.

(m)           During the Tail Period, neither the Company nor any Affiliate of the Company shall engage in any transaction with any “shell” corporation (as defined in Rule 144(i)(1)(i) promulgated under the Act) with a class of securities that is publicly traded on an exchange or an electronic quotation system identified by the Placement Agent in writing at any time prior to the Termination Date.  Within ten (10) days following the Termination Date, the Placement Agent shall provide the Company with a final list of such corporations, which list shall be annexed hereto as Schedule II.

(n)           Immediately following the closing of the Common Stock Offering, pursuant to the terms of the Merger Agreement, the Company will merge with a subsidiary of a company subject to the reporting requirements of the 1934 Act (“Pubco”) and will become a wholly-owned subsidiary of Pubco (the “Merger”).  In the Merger, all outstanding shares of the Company’s capital stock, including the Shares, will be exchanged for shares of Pubco’s common stock, par value $0.001 per share (the “Pubco Common Stock”) and all outstanding options and warrants to purchase shares of the Company’s capital stock, including the Placement Agent Warrants, will be exchanged for options and warrants with substantially similar terms to purchase shares of Pubco Common Stock.

(o)           The Company will comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002.

(p)           As soon as practicable following the later to occur of the Closing Date, the Company shall take all steps reasonably necessary or desirable to qualify the Pubco Common Stock for quotation on the Over-the-Counter Bulletin Board electronic trading system.

6.           Conditions of Placement Agent’s Obligations.  The obligations of the Placement Agent hereunder are subject to the fulfillment of the following additional conditions:

(a)      Each of the representations and warranties of the Company shall be true and correct in all material respects, other than representations and warranties that contain materiality or knowledge standards or qualifications (which representations and warranties shall be true and correct in all respects) when made on the date hereof and on and as of the Offering Closing Date as though made on and as of such Closing Date (except with respect to representations or warranties made as of a specific date, which shall be true and correct as of such date).

(b)      The Company shall have executed and delivered all of the Transaction Documents and shall have performed and complied in all material respects with all agreements, covenants and conditions that it is required to perform and/or comply under the Transaction Documents at or before the closing of the Offering.

(c)      No order suspending the use of the Memorandum or enjoining the offering or sale of the Shares shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated and pending, or, to the Company’s knowledge, are contemplated or threatened.

In connection with the closing of the Offering, the Placement Agent shall have received a certificate of the President of the Company, dated as of the Offering Closing Date, certifying on behalf of the Company, in such detail as the Placement Agent may reasonably request, (A) as to the fulfillment of the conditions set forth in subparagraphs (a), (b) and (c) above and (B) that there have been no undisclosed material and adverse changes in the business condition (financial or otherwise) or prospects of the Company from the date of the latest financial statements included in the Memorandum, the absence of undisclosed liabilities (other than liabilities arising in the ordinary course of business subsequent to the date of the most recent balance sheet included in the Memorandum) and such other matters relating to the financial condition and prospects of the Company that the Placement Agent may reasonably request.

(d)           The Company shall have delivered to the Placement Agent (i) with respect to the Company, a currently dated good standing certificate from the Secretary of State of Delaware and each jurisdiction in which the Company is qualified to do business as a foreign corporation and (ii) certified resolutions of the Company’s board of directors approving this Agreement and the other Transaction Documents and the transactions and agreements contemplated by this Agreement and the other Transaction Documents.

(e)           At the closing of the Offering, the Company shall have (i) paid to the Placement Agent the Placement Agent Fee in respect of all Shares sold at such closing, (ii) paid the Expense Reimbursement Amount and (iii) executed and delivered to the Placement Agent the Placement Agent Warrant.

(f)           There shall have been delivered to the Placement Agent a signed opinion of counsel (including a 10(b)-5 statement in customary form) to the Company (“Company Counsel”), dated as of the Closing Date, in form reasonably satisfactory to counsel for the Placement Agent.

(g)           Prior to the closing of the Offering, the Company shall have engaged Continental Stock Transfer & Trust Company as its transfer agent for purposes of handling the transfers of its capital stock and other securities.

(h)           All proceedings taken at or prior to the closing of the  Offering in connection with the authorization, issuance and sale of the Shares to be sold at such closing and the Placement Agent Warrant to be issued and delivered at such closing will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

(i)          The Company hereby unconditionally and unequivocally grants Placement Agent an irrevocable right of first refusal for the twelve (12) month period beginning on the Termination Date, to (i) act as the Company’s exclusive financial advisor in connection with any of the following transactions by the Company or any of its affiliates: (A) a disposition or acquisition of assets or business units, (B) any acquisition of the Company’s outstanding securities, (C) any exchange or tender offer, (D) any merger, consolidation, or other business combination to which the Company or any affiliate is a party, or (E) any recapitalization, reorganization, restructuring or similar transaction, including but not limited to, an extraordinary dividend, or distribution, split-off or spin-off by the Company; (ii) act as lead manager, lead placement agent or lead underwriter in connection any financing or refinancing transaction or in connection with any public or private offering of debt or equity securities by the Company or any of its affiliates.  If the Placement Agent or any of its affiliates accepts any such engagement, the Company and the Placement Agent shall execute and deliver a separate agreement containing all the material terms of such engagement, including indemnification and the fees and other compensation to be paid to the Placement Agent, which fees and compensation shall be customary for transactions of similar size and nature.  The Company represents and warrants that it has not granted any preferential rights similar to those set forth in this Section 6(i) to any party other than the Placement Agent with regard to the transactions contemplated by this Section 6(i).  Notwithstanding anything contained to the contrary herein, this Section 6(i) shall not apply to any sale of assets, assignment for the benefit of creditors or other transactions or series of related transactions undertaken solely and directly in connection with a liquidation, dissolution or winding up of the Company.

6A.           Mutual Condition. The obligations of the Placement Agent and the Company hereunder are subject to the execution and delivery by the prospective Investors of a Securities Purchase Agreement, all other documents contemplated thereby and any other documents reasonably requested by the Company.

7.           Indemnity and Contribution

(a)           The Company hereby agrees to indemnify and hold harmless Placement Agent and its controlling persons (within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended), directors, officers, shareholders, and employees (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of members or shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Placement Agent, or (B) otherwise relate to or arise out of Placement Agent’s activities on the Company’s behalf under Placement Agent’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such Claim, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.  Notwithstanding anything in this Agreement to the contrary, the Company will not, however, be responsible for any Claim, to the extent that such claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim, in which case the Indemnified Persons for whom the Company has paid any amounts shall be liable for the prompt repayment to the Company of all amounts paid by the Company for the benefit of such Indemnified Persons, and Placement Agent shall cause all such Indemnified Persons to sign and deliver to the Company written agreements, in form and substance reasonably determined by Placement Agent, memorializing this result prior to the Company being obligated to expend any amounts to indemnify any such Indemnified Persons (the “Indemnification Reimbursement Agreements”).  The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Placement Agent except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

(b)           The Company further agrees that it will not, without the prior written consent of Placement Agent, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

(c)           Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses.  If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim (and all other Indemnified Persons involved in such Claim) and the Company shall pay the reasonable fees and expenses of such counsel.  Subject to the other terms and conditions of this Agreement, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert cross claims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof, so long as any such compromise or settlement includes a full and complete release of the Company and all of its affiliates.  In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

(d)           Subject to the other terms and conditions of this Agreement, the Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Placement Agent is the Indemnified Person), the Company and Placement Agent shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Placement Agent on the other, in connection with Placement Agent’s engagement referred to above, subject to the limitation that in no event shall the amount of Placement Agent’s contribution to such Claim exceed the amount of fees actually received by Placement Agent from the Company pursuant to Placement Agent’s engagement.  The Company hereby agrees that the relative benefits to the Company, on the one hand, and Placement Agent on the other, with respect to Placement Agent’s engagement shall be deemed to be in the same proportion as (a) the total value paid or committed to be paid or received by the Company or its stockholders as the case may be, pursuant to the Offerings (whether or not consummated) for which Placement Agent is engaged to render services bears to (b) the fee paid or proposed to be paid to Placement Agent in connection with such engagement.

(e)           The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

8.           Termination.

(a)           Notwithstanding anything contained in this Agreement to the contrary, the Placement Agent may terminate the Offering at any time in the event that (i) any of the representations or warranties of the Company contained herein shall prove to have been false or misleading in any material respect when made or deemed made, (ii) the Company shall have failed in any material respect to perform any of its obligations hereunder or (iii) the Placement Agent shall determine in its sole reasonable discretion that any of the conditions to closing set forth herein will not, or cannot, be satisfied.  In the event of any such termination occasioned by or arising out of or in connection with the matters set forth in clauses (i) or (ii) above, or occasioned by or arising out of or in connection with a matter set forth in clause (iii) above due to any material breach or failure hereunder on the part of the Company, the Placement Agent shall be entitled to receive, in addition to other rights and remedies it may have hereunder, at law or otherwise, an amount equal to the sum of: (A) all applicable Placement Agent Fees and Placement Agent Warrants earned through the Termination Date; (B) the Expense Reimbursement Amount and (C) all amounts that may become payable pursuant to Section 5(l) hereof.

(b)           This Agreement may be terminated by the Company at any time prior to the Termination Date in the event that (i) the Placement Agent shall have failed in any material respect to perform any of its obligations hereunder or (ii) there shall occur any event described in Section 8(a) above not occasioned by or arising out of or in connection with any breach or failure hereunder on the part of the Company.  In the event of any termination by the Company pursuant to clause (i) above, the Placement Agent shall be entitled to be reimbursed for all expenses accrued through the Termination Date, but shall be entitled to no other amounts whatsoever except as may be due under any indemnity or contribution obligation provided herein or any other Transaction Document, at law or otherwise, which shall be paid within five (5) days of the Termination Date.

(c)           Upon any such termination, the Escrow Agent will cause, at the request of the Placement Agent, all money received from prospective purchasers of Shares in respect of subscriptions for Shares not accepted by the Company to be promptly returned to such prospective purchasers without interest, penalty, expense or deduction.  Any interest earned thereon shall be applied to the payment of the Escrow Agent’s fees and expenses.

9.           Survival.

(a)           The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder.

(b)           The respective indemnities, agreements, representations, warranties and other statements of the Company set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company or the Placement Agent, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Shares.

10.           Notices.  All communications hereunder will be in writing and, except as otherwise expressly provided herein or after notice by one party to the other of a change of address, if sent to the Placement Agent, will be mailed, delivered or telefaxed and confirmed to Rodman & Renshaw, LLC, 1251 Avenue of the Americas, 20th Floor, New York, New York 10020, Attention: General Counsel, Telefax number (212) 356-0536, with a copy to Morse, Zelnick, Rose & Lander LLP, 405 Park Avenue, Suite 1401, New York, New York 10022, Attention:  Kenneth S. Rose, Esq., and if sent to the Company, will be mailed, delivered or telefaxed and confirmed to 65 Commerce Way, Hackensack, New Jersey 07601, Attention: Mr. Adam Grossman, Chief Operating Officer with a copy to SNR Denton US LLP, 101 JFK Parkway, Short Hills, New Jersey 07078-2708, Attention: Jeffrey A. Baumel, Esq.

11.           Governing Law; Costs. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. In the event of the bringing of any action, or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Placement Agent and the Company.

12.           Confidentiality.  The Company hereby agrees to hold confidential the identities of the Investors in the Offerings and shall not disclose their names and addresses without the prior written consent of the Placement Agent, unless required by law.  The Company hereby consents to the granting of an injunction against it by any court of competent jurisdiction to enjoin it from violating the foregoing confidentiality provisions.  The Company hereby agrees that the Placement Agent will not have an adequate remedy at law in the event that the Company breaches these confidentiality provisions contained herein, and that the Placement Agent will suffer irreparable damage and injury as a result of any such breach.  Resort to such equitable relief shall not, however, be construed to be a waiver of any other rights or remedies which the Placement Agent may have.  Notwithstanding the foregoing, the Company shall not be deemed to be in violation of this Section 12 by virtue of revealing the identities of such purchasers to the Company’s transfer agent and professional advisors.

13.           Publicity.                      In the event of the consummation of the Offering, Placement Agent shall have the right to disclose its participation in the Offering, including, without limitation, by placing, at its sole cost and expense, “tombstone” advertisements in financial and trade newspapers, journals and publications.

14.           Further Limitations.                                (a)           The Company acknowledges that Placement Agent has been retained only by the Company, that Placement Agent is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Placement Agent is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Placement Agent or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, employees or agents.  Unless otherwise expressly agreed in writing by Placement Agent, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Placement Agent, and no one other than the Company is intended to be a beneficiary of this Agreement.  The Company acknowledges that any recommendation or advice, written or oral, given by Placement Agent to the Company in connection with Placement Agent’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose.  Placement Agent shall not have the authority to make any commitment binding on the Company.  The Company, in its sole discretion, shall have the right to reject any potential Investor.  The Company agrees that it will perform and comply with the covenants and other obligations set forth in the Securities Purchase Agreements and other Transaction Documents in connection with the Offering, and that Placement Agent will be entitled to rely on the representations, warranties, agreements and covenants of the Company contained in the Securities Purchase Agreement and other Transaction Documents as if such representations, warranties, agreements and covenants were made directly to Placement Agent by the Company.

(b)           Placement Agent and the Company further agree that neither Placement Agent nor any of its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the 1934 Act), employees or agents shall have any liability to the Company, their respective security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Placement Agent and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Placement Agent.

15.           Miscellaneous.  No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith.  Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder.  Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby.  No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of this Agreement shall remain in full force and effect.  This Agreement shall be binding and inure to the benefit of the Company and the Placement Agent and their respective successors, assigns and legal representatives.  This Agreement, together with the other agreements referred to herein, contains the entire agreement between the parties hereto and is intended to supersede any and all prior agreements between the parties relating to the same subject matter, including, but not limited to (i) the engagement letter between the Placement Agent and the Company dated September 28, 2011, as amended by letters dated November 23, 2011 and December 12, 2011, (ii) the engagement letter between the Company and the Placement Agent, dated October 14, 2011 (the latter engagement letter being referred to herein as the “M&A Engagement Letter”); provided, however, the M&A Engagement Letter shall survive as a separate independent agreement between the parties thereto until the Termination Date; and (iii) the Placement Agency Agreement between the Company and the Placement Agent, dated December 12, 2011.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

Very truly yours,

ADMA BIOLOGICS, INC.

By:      ________________________________
Name:
Title:

Accepted and agreed to as of the 12th
day of February, 2012.

RODMAN & RENSHAW, LLC

By:      ________________________________
Name:
Title:

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Common Stock Offering Placement Agent Warrant
Schedule I	List of Investor and Potential Investors Introduced by Placement Agent
Schedule II	List of Companies with Whom the Company is Barred from Transacting